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                                                                    Exhibit 99.6

                          EXHIBIT D TO MERGER AGREEMENT

                                     FORM OF

                            RULE 145 AFFILIATE LETTER


Cogent Communications Group, Inc.
1015 31st Street, N.W
Washington, D.C.  20007


Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Allied Riser Communications Corporation, a Delaware corporation (the "COMPANY"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") promulgated under the Securities Act of 1933, as amended (the "ACT"), although nothing contained herein should be construed as an admission of such fact. Pursuant to the Agreement and Plan of Merger, dated as of August 28, 2001 (the "MERGER AGREEMENT"), by and among Cogent Communications Group, Inc., a Delaware corporation ("Parent"), Augustus Caesar Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company, Merger Sub will be merged with and into the Company (the "MERGER") and the Company will be the surviving corporation (the "SURVIVING CORPORATION"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

     As a result of the Merger, I will receive shares of Parent Common Stock in exchange for shares of Company Common Stock owned by me.

     I represent, warrant to and covenant with Parent that in the event I receive any Parent Common Stock as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition (including any hedge or other arrangement to reduce the undersigned's risks relating to any Parent Common Stock received by the undersigned in the Merger) of Parent Common Stock in violation of the Act or the rules and regulations thereunder.

          B. I have carefully read this letter and discussed, to the extent I felt necessary, with my counsel or counsel for the Company applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock.

          C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that I may be deemed to have been an affiliate of the Company and the distribution by me of Parent Common Stock has not been registered under the Act, and therefore I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the

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     staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Parent is under no obligation to register the sale, transfer or disposition of Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available; PROVIDED, HOWEVER, that Parent shall use its reasonable best efforts to meet the requirements of paragraph (c) of Rule 144 promulgated under the Act.

          E. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Common Stock and that there will be placed on the certificates for Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM SUCH REGISTRATION."

          F. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     I also understood and agree that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. I also understand and agree that such legends and the stop orders referred to above will be removed if two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a


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"no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned. For so long as this agreement is applicable and to the extent necessary to permit the undersigned to sell Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144, the Parent agrees to use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144.

     EXECUTION OF THIS LETTER SHOULD NOT BE CONSIDERED AN ADMISSION ON MY PART THAT I AM AN "AFFILIATE" OF THE COMPANY AS DESCRIBED IN THE FIRST PARAGRAPH OF THIS LETTER OR AS A WAIVER OF ANY RIGHTS I MAY HAVE TO OBJECT TO ANY CLAIM THAT I AM SUCH AN AFFILIATE ON OR AFTER THE DATE OF THIS LETTER.

                                                Very truly yours,


                                                -----------------------------
                                                Signature


                                                -----------------------------
                                                Print Name



Accepted this ___ day of ___________, 2001 by

COGENT COMMUNICATIONS GROUP, INC.


By:  ___________________________

Name:  _________________________

Title:  __________________________


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